Exhibit 99.1

Clearwater Paper Reports First Quarter 2023 Results

SPOKANE, Wash.--(BUSINESS WIRE)--May 2, 2023 --Clearwater Paper Corporation (NYSE:CLW), a premier supplier of quality tissue and bleached paperboard products, today reported financial results for the first quarter ended March 31, 2023.
FIRST QUARTER HIGHLIGHTS
•Solid performance in the quarter, with price realization offsetting inflation
•Strong demand for tissue products,softening demand for paperboard
•Net sales of $525 million, up 8% compared to the first quarter of last year, driven by higher pricing
•Net income of $24 million, or $1.40 per diluted share
•Adjusted EBITDA of $66 million
"Our performance improved relative to the fourth quarter, as we resolved operational issues at our paperboard mills and continued to see higher pricing,” said Arsen Kitch, president and chief executive officer. “Demand for our tissue products remained strong, while demand softened in our paperboard business. Despite uncertain economic conditions, both of our businesses are in markets that have historically been economically resilient.”
OVERALL RESULTS
For the first quarter of 2023, Clearwater Paper reported net sales of $525 million, an 8% increase compared to net sales of $488 million for the first quarter of 2022. Net income for the first quarter of 2023 was $24 million, or $1.40 per diluted share, compared to net income for the first quarter of 2022 of $17 million, or $0.97 per diluted share. On a non-GAAP basis, Clearwater Paper reported adjusted net income in the first quarter of 2023 of $25 million, or $1.47 per diluted share, compared to first quarter 2022 adjusted net income of $18 million, or $1.03 per diluted share. Adjusted EBITDA for the quarter was $66 million, compared to the first quarter of 2022 Adjusted EBITDA of $59 million.
Pulp and Paperboard Segment
Net sales in the Pulp and Paperboard segment were $279 million for the first quarter of 2023, up 5% compared to first quarter 2022 net sales of $266 million. Segment operating income for the first quarter of 2023 was $57 million, compared to $50 million for the first quarter of 2022. Adjusted EBITDA for the segment was $66 million in the first quarter of 2023, compared to $60 million in the first quarter of 2022.
The increase in operating income and Adjusted EBITDA was driven by higher sales prices, partly offset by higher input costs in fiber, chemicals and energy.
Pulp and Paperboard Sales Volumes and Prices:
• Paperboard sales volumes were 189,398 tons in the first quarter of 2023 compared to 201,356 tons in the first quarter of 2022.
• Paperboard average net selling price increased 14% to $1,441 per ton for the first quarter of 2023, compared to $1,263 per ton in the first quarter of 2022.
Consumer Products Segment
Net sales in the Consumer Products segment were $248 million for the first quarter of 2023, up 11% compared to first quarter 2022 net sales of $223 million. Segment operating income for the first quarter of 2023 was $4 million compared to operating income of $1 million in the first quarter of 2022. Adjusted EBITDA for the segment was $19 million in the first quarter of 2023, compared to $16 million in the first quarter of 2022. The increase in operating income and Adjusted EBITDA was driven by higher sales prices partly offset by higher input costs in pulp and energy.
Retail Tissue Sales Volumes and Prices:
• Retail tissue volumes sold were 76,848 tons in the first quarter of 2023 compared to 75,426 tons in the first quarter of 2022.
• Retail tissue average net selling price increased 11% to $3,201 per ton in the first quarter of 2023, compared to $2,872 per ton in the first quarter of 2022.

COMPANY OUTLOOK
“We expect demand for paperboard to improve in the second half versus the first half as we believe that customers will adjust their inventories and end users will return to more normal buying patterns. We will continue to monitor our paperboard inventories and intend to match supply with demand as needed. We expect continued strength in our tissue business in the coming quarters, with anticipated strong demand and moderating input costs driving margin improvement,” continued Kitch.
WEBCAST INFORMATION
Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website at http://ir.clearwaterpaper.com. A replay of today's conference call will be available on the website at https://ir.clearwaterpaper.com/investors/events-and-presentations beginning at 5:00 p.m. Pacific Time today.
ABOUT CLEARWATER PAPER
Clearwater Paper is a premier supplier of private brand tissue to major retailers, including grocery, club, mass merchants, and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting, and cutting. Clearwater Paper's employees build shareholder value by developing strong relationships through quality and service.
USE OF NON-GAAP MEASURES
In this press release, the company presents certain non-GAAP financial information for the first quarter of 2023 and 2022, including adjusted income and Adjusted EBITDA. Because these amounts are not in accordance with GAAP, reconciliations to net income as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP metrics because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA to measure the company's compliance with certain covenants.
FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding inflation, our expectations regarding the paperboard and tissue markets, operational and financial performance. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: competitive pricing pressures for our products, including as a result of capacity additions, demand reduction and the impact of foreign currency fluctuations on the pricing of products globally; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; manufacturing or operating disruptions, including equipment malfunctions and damage to our manufacturing facilities; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in the cost and availability of wood fiber and wood pulp; changes in energy, chemicals, packaging and transportation costs and disruptions in transportation services impacting our ability to receive inputs or ship products to customers; reliance on a limited number of third-party suppliers, vendors and service providers required for the production of our products and our operations; changes in customer product preferences and competitors' product offerings; cyber-security risks; larger competitors having operational, financial and other advantages; consolidation and vertical integration of converting operations in the paperboard industry; our ability to successfully execute capital projects and other activities to operate our assets, including effective maintenance, implement our operational efficiencies and realize higher throughput or lower costs; IT system disruptions and IT system implementation failures; labor disruptions; cyclical industry conditions; changes in expenses, required contributions and potential withdrawal costs associated with our pension plans; environmental liabilities or expenditures and climate change; our ability to attract, motivate, train and retain qualified and key personnel; ability to service our debt obligations and restrictions on our business from debt covenants and terms; changes in our banking relations, or in our customer supply chain financing; negative changes in our credit agency ratings; changes in laws, regulations or industry standards affecting our business; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company's expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended March 31,
(In millions, except per-share data)	2023	2022
Net sales	$525.4	$488.2
Costs and expenses:
Cost of sales	448.5	422.0
Selling, general and administrative expenses	36.0	32.8
Other operating charges, net	1.1	0.5
Total operating costs and expenses	485.6	455.3
Income from operations	39.8	32.9
Interest expense, net	(7.6)	(8.6)
Debt retirement costs	—	(0.2)
Other non-operating (expense) income	0.1	(1.4)
Total non-operating expense	(7.5)	(10.3)
Income before income taxes	32.3	22.6
Income tax provision	8.4	6.0
Net income	$23.8	$16.6

Net income per common share:
Basic	$1.42	$0.99
Diluted	1.40	0.97

Average shares outstanding (in thousands):
Basic	16,834	16,728
Diluted	17,036	17,073

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$16.7	$53.7
Receivables, net	186.3	188.8
Inventories	345.5	324.0
Other current assets	19.5	19.9
Total current assets	567.9	586.3
Property, plant and equipment, net	1,004.6	1,017.1
Other assets, net	117.9	100.1
Total assets	$1,690.5	$1,703.5

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$0.9	$0.9
Accounts payable and accrued liabilities	264.6	311.1
Total current liabilities	265.5	312.0
Long-term debt	564.9	564.9
Liability for pension and other postretirement employee benefits	57.8	58.2
Deferred tax liabilities and other long-term obligations	210.4	196.4
Total liabilities	1,098.5	1,131.5

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	24.7	28.5
Retained earnings	600.6	576.8
Accumulated other comprehensive loss, net of tax	(33.4)	(33.3)
Total stockholders' equity	592.0	572.1
Total liabilities and stockholders' equity	$1,690.5	$1,703.5

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Quarter Ended March 31,
(In millions)	2023	2022
Operating activities
Net income	$23.8	$16.6
Adjustments to reconcile net income to net cash flows (used in) provided by operating activities:
Depreciation and amortization	24.8	25.4
Equity-based compensation expense	1.9	0.7
Deferred taxes	(1.3)	(2.2)
Defined benefit pension and other postretirement employee benefits	(0.5)	0.7
Loss on sale or impairment associated with assets	1.1	—
Increase (decrease) in cash from changes in operating assets and liabilities:
Accounts receivable	(6.4)	(10.6)
Inventories	(22.3)	(4.2)
Accounts payable and accrued liabilities	(31.7)	13.9
Other, net	1.4	0.7
Net cash flows provided by (used in) operating activities	(9.1)	41.1
Investing activities
Additions to property, plant and equipment, net	(21.5)	(7.9)
Net cash flows used in investing activities	(21.5)	(7.9)
Financing activities
Borrowings on short-term debt	12.0	—
Repayments of borrowings on short-term debt	(12.0)	—
Repayments of long-term debt	(0.2)	(20.4)
Taxes paid related to net share settlement of equity awards	(4.2)	(1.5)
Repurchases of common stock	(1.7)	—
Other, net	(0.1)	—
Net cash flows used in financing activities	(6.3)	(21.9)

Increase (decrease) in cash, cash equivalents and restricted cash	(37.0)	11.2
Cash, cash equivalents and restricted cash at beginning of period	54.4	26.2
Cash, cash equivalents and restricted cash at end of period	$17.4	$37.5

Clearwater Paper Corporation
Segment Information
(Unaudited)

	Quarter Ended March 31,
(In millions)	2023	2022
Segment net sales:
Pulp and Paperboard	$278.8	$266.2
Consumer Products	248.3	223.0
Eliminations	(1.7)	(1.1)
Total segment net sales	$525.4	$488.2

Operating income (loss):
Pulp and Paperboard	$57.1	$50.3
Consumer Products	4.2	0.9
Corporate and eliminations	(20.4)	(17.8)
Other operating charges, net [1]	(1.1)	(0.5)
Income from operations	$39.8	$32.9
1Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 9 within Clearwater Paper's Form
10-Q filed with the SEC for the period end March 31, 2023 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)

	Quarter Ended March 31,
(In millions)	2023	2022
Net income	$23.8	$16.6
Add back:
Income tax provision	8.4	6.0
Interest expense, net	7.6	8.6
Depreciation and amortization	24.8	25.4
Other operating charges, net[1]	1.1	0.5
Debt retirement costs	—	0.2
Other non-operating (income) expense	(0.1)	1.4
Adjusted EBITDA	$65.7	$58.9

Pulp and Paperboard segment income	$57.1	$50.3
Depreciation and amortization	9.1	9.3
Adjusted EBITDA Pulp and Paperboard	$66.2	$59.5

Consumer Products segment income	$4.2	$0.9
Depreciation and amortization	15.0	15.3
Adjusted EBITDA Consumer Products	$19.2	$16.2

Corporate and other expenses	$(20.4)	$(17.8)
Depreciation and amortization	0.6	0.9
Corporate Adjusted EBITDA	$(19.8)	$(16.9)

Pulp and Paperboard segment	$66.2	$59.5
Consumer Products segment	19.2	16.2
Corporate and other	(19.8)	(16.9)
Adjusted EBITDA	$65.7	$58.9
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 9 within Clearwater Paper's Form 10-Q filed with the SEC for the period end March 31, 2023 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended March 31,
(In millions, except per share data)	2023	2022

Adjusted net income:
Net income	$23.8	$16.6
Add back:
Income tax provision	8.4	6.0
Income before income taxes	32.3	22.6

Add back:
Debt retirement costs	—	0.2
Other operating charges, net	1.1	0.5
Adjusted income before tax	$33.4	$23.4
Normalized income tax provision	8.3	5.8
Adjusted net income	$25.0	$17.5

Weighted average diluted shares (thousands)	17,036	17,073

Adjusted income per diluted share	$1.47	$1.03

	March 31, 2023	December 31, 2022
Calculation of net debt:
Current portion of long-term debt	$0.9	$0.9
Long-term debt	564.9	564.9
Add back:
Unamortized deferred debt costs	3.2	3.4
Less:
Finance leases	24.0	24.2
Cash and cash equivalents	16.7	53.7
Net debt	$528.3	$491.3

Clearwater Paper Corporation

Investors contact:
Sloan Bohlen
Solebury Strategic Communications
509-344-5906
investorinfo@clearwaterpaper.com

News media:
Shannon Myers, Sr. Director, Corporate Communications
509-344-5967
shannon.myers@clearwaterpaper.com